EXHIBIT 15

June 8, 2022

Ross Stores, Inc.:

We are aware that our report dated June 8, 2022, on our review of the interim financial information of Ross Stores, Inc. appearing in this Quarterly Report on Form 10-Q for the quarter ended April 30, 2022, is incorporated by reference in Registration Statements Nos. 333-06119, 333-34988, 333-51478, 333-56831, 333-115836, 333-151116, 333-210465, and 333-218052 on Form S-8, and No. 333-237546 on Form S-3.

Yours truly,
/s/Deloitte & Touche LLP

San Francisco, California